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                                                                  EXHIBIT  10.13
                                                                  --------------

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                          TRADEMARK LICENSE AGREEMENT
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BY AND BETWEEN THE UNDERSIGNED:
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Havas, a French corporation (societe anonyme) with a registered capital of
(euro) 96,031,260, having its registered office at 31 rue du Colisee, 75008 Paris, registered with the Paris Registry of Commerce and Companies under the number B 324 992 635, represented by its Chief Executive Officer, Mr. Eric Licoys,

                                                    On the one hand,

AND:
---

Havas Advertising, a French corporation (societe anonyme) with a registered capital of (Euro) 105,432,578.80, having its registered office at 84 rue de Villiers, 92300 Levallois-Perret, registered with the Nanterre Registry of Commerce and Companies under the number B 335 480 265, represented by its Chief Executive Officer, Mr. Alain de Pouzilhac,

                                                   On the other hand,

IT IS FIRST RECITED AS FOLLOWS:
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1.   Havas, the owner of the Havas name and trademark, obtained in France the registration of the Havas Advertising trademark on April 17, 1996, under number 96/621.537, for products and services in classes 9, 16, 35, 36, 39, 41 and 42.

     Havas also obtained in France the registration of the "H" figurative trademark, hereinafter the "logo" on April 18, 1996, under number 96/621.723, for products and services in classes 9, 16, 35, 36, 38, 39, 41 and 42.

     The Havas Advertising trademark and the logo are hereinafter referred to as the "trademarks".

2. Havas Advertising desires to use the trademarks. Havas, in consideration of its being the reference shareholder of Havas Advertising, agreed to grant it a license for the use of the trademarks.

THAT BEING SAID, IT IS AGREED AS FOLLOWS:
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Article 1  -  Purpose
---------     -------

1.   Havas hereby grants to Havas Advertising, which accepts:

-    an exclusive license to use the Havas Advertising trademark;

-    a non-exclusive license to use the logo.
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2.   Havas reserves the right to use or have a third party use the name Havas, either alone or in combination with any other terms with the sole exception of the combination Havas Advertising.

3. Havas reserves the right to use the logo for itself or for its subsidiaries.

4. Havas Advertising acknowledges that it may use the name Havas Advertising as a corporate name, a tradename or a trademark, or the logo only to the extent that and so long as (i) it is the beneficiary of a license to use the trademark and (ii) Havas is its reference shareholder (i.e., shareholder holding directly or indirectly the greater percentage of the votes of the licensee).

Article 2  -  Validity of the Trademark
---------     -------------------------

Havas Advertising acknowledges Havas's ownership rights to the trademarks and their extensions, as provided in Article 5, and agrees to comply with the terms and conditions applicable to their use.

Havas agrees to renew, at its own costs, the filing of the trademarks upon the expiration of their term of validity.

Article 3  -  Term
---------     ----

This license becomes effective retroactively as of January 1, 2000 for a one-year term expiring on December 31, 2000.

Article 4  -  Terms and Conditions of Use
---------     ---------------------------

1. This license is granted with standard warranties to Havas Advertising, which shall use the trademarks under the best conditions.

     This license is personal to Havas Advertising and may not be transferred or amended, and the trademarks may not be sub-licensed, directly or indirectly, in whole or in part, without the prior written consent of Havas.

2. It is agreed that the companies within the Havas Advertising group, more than 50% of which are controlled directly or indirectly, when referring to their belonging to the Havas Advertising group, may demonstrate the same by using the logo on any documents, printed materials, and in particular their stationery.

     The logo may appear on any medium, and on any advertising or promotional materials issued by Havas Advertising, without any restriction whatsoever.

3. This license may in no event be considered to be part of Havas Advertising's assets. Any decrease of Havas's direct or indirect participation in the capital of Havas Advertising, which would deprive Havas of its quality as reference shareholder of Havas Advertising, regardless of the nature of the transaction resulting in the loss
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     of this quality of reference shareholder, shall automatically give Havas the right to terminate this agreement as set forth in Article 7.

     The failure by Havas to enforce this right; to terminate this agreement shall not be considered a waiver of this right, which may, as a result be enforced subsequently.

Article 5  -  Territory
---------     ---------

The trademarks may be used by Havas Advertising in all countries in which Havas or any agent acting on its behalf applied for and obtained trademark protection.

Article 6  -  Fees
---------     ----

In consideration of this license, Havas Advertising shall pay Havas a fee, the pre-tax amount of which is FF 2,000,000 (two million French Francs).

The fee is payable once, upon presentation of an invoice, on October 31, 2000.

Article 7  -  Termination
---------     -----------

Each party hereto may terminate this agreement:

- subject to a six-month notice in the event Havas loses its quality as reference shareholder;

- after a party has been notified that it has breached any one of its obligations hereunder, which breach remains uncured for six months.

Article 8  -  Protection of the trademarks
---------     ----------------------------

Havas shall have the trademarks monitored by the trademark counsel of its choice and shall take, at its own costs, any measure necessary to ensure to protection of the trademarks.

Havas Advertising shall assist Havas without reserve or limitation and inform Havas of any infringement on the trademarks of which it would have knowledge.
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Article 9  -  Power of Attorney
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All powers are granted to the bearer hereof for the purpose of registering this agreement with the National Trademark Registry.


                                        Done in Paris,
                                        On October 2, 2000
                                        In three originals



For Havas                               For Havas Advertising
/signed/                                /signed/
Eric Licoys                             Alain de Pouzilhac